Summary of Changes

-Sabine Keller Busse stepped down from her role as Chief Operating Officer and is no longer a principal.

-A supplemental response to Item 13A was added to describe our relationship to our outside auditor, Ernst & Young.

-Form 7R was filed with all amendments.